USAllianz Alterity(R)
Individual Flexible Payment Variable Deferred Annuity Application
Issued by Allianz Life Insurance Company of North America (Allianz Life), Minneapolis, MN
Countrywide except NY

If you need assistance in completing this form, please call (800) 624-0197

                                                                DA _____________
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1.OWNER (If the Contract Owner is a trust, please include the Trust Name, Trust
         Date, and the Trust Beneficial Owner(s).)

     Name (first, middle initial, last)                       Birth Date
     or Trust Name (as it applies)                            (month/day/year)

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Are you a U.S.       E-mail    Sex ____Male
                                   Citizen? __Yes__No   Address       ____Female
     ----------------------------- If no, need W8-BEN

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2.JOINT OWNER(Optional)Must be the Spouse of the Contract Owner.(ExceptNJ,OR,PA)

     Name (first, middle initial, last)  Birth Date              Sex ____Male
                                         (month/day/year)            ____Female

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Relationship to Contract  Are you a U.S.
                                   Owner                     Citizen? __Yes__No
                                                             If no, need W8-BEN
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3.ANNUITANT Must complete if different than Contract Owner or a Trust or a
            Qualified Plan.

     Name (first, middle initial, last)  Birth Date              Sex ____Male
                                         (month/day/year)            ____Female

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Relationship to Contract  Are you a U.S.
                                   Owner                     Citizen? __Yes__No
                                                             If no, need W8-BEN

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4.BENEFICIARY(IES) DESIGNATION (At the Contract Owner's Death, the surviving
                                Joint Owner becomes the Primary Beneficiary.)
   If more than 2 beneficiaries, attach a list signed by the owner.

   Name(first,middle initial, last)  __Primary    Relationship to    Social
                                     __Contingent Contract Owner     Security
                                                                     Number

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   Address

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   Name(first,middle initial, last)  __Primary    Relationship to    Social
                                     __Contingent Contract Owner     Security
                                                                     Number

   Address

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5.QUALIFIED PLANS (If applicable)

  ___IRA Transfer/Rollover  ___Regular Contribution for Tax Year____
                            ___ 401 ___Roth IRA  ___Roth IRA Conversion
                            ___Other_______________
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6.PURCHASE PAYMENT

     ____Purchase payment enclosed    Purchase Payment Amount$_______________
         with application
     ____This contract will be funded by a 1035 exchange,Tranfer\Rollover, CD Transfer or mutual fund redemption.(If checked, please include the appropriate forms.)
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7.TELEPHONE AUTHORIZATION

___ Yes By checking "yes," I am authorizing and directing Allianz Life to act on telephone or electronic instructions from the registered representative and/or anyone authorized by him/her to transfer Contract Values among the Investment Options. If the box is not checked, this authorization will be permitted for the Owner only. Allianz Life will use reasonable procedures to confirm that these instructions are authorized as genuine. As long as these procedures are followed, Allianz Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.
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8. PROSPECTUS AND REPORT DELIVERY

___ Yes By checking "yes," I authorize Allianz Life to provide my prospectuses and other information electronically, including by web site. I represent that I must have Internet access to use this service and acknowledge that there may be acces fees charged by the Internet service provider.
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9. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or annuity?

__No (THE REGISTERED  REPRESENTATIVE MUST ANSWER THE REPLACEMENT QUESTION IN
      SECTION 14 OF THIS APPLICATION.)
__Yes-please include appropriate forms.
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10. DEATH BENEFIT  OPTIONS  (Choose one of the following  Death Benefit options.
Upon making your selection, it cannot be changed.)

___Traditional Guaranteed Minimum Death Benefit (If you do not choose any box, this will be the defeault option)
___Enhanced Guaranteed Minimun Death Benefit (Optional) (Available to owners age 79 or younger on the Issue Date at additional cost.)
___Earnings Protection Guaranteed Minimum Death Benefit (Optional)(Available to
   owners age 75 or younger on the Issue Date at additional cost.)
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11. GUARANTEED MINIMUM INCOME BENEFIT OPTIONS  (Choose one of the following
    GMIB options. Upon making your selection, it cannot be changed.)

___No Guaranteed Minimum Income Benefit(If you do not choose any box, this will be the default option.)
___Traditional Guaranteed Minimum Income Benefit(Optional)(Available on the
   Issue Date at additional cost.)
___Enhanced Guaranteed Minimun Income Benefit(Optional)(Available to owners age 79 or younger on the Issue Date at additional cost.)

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12.PURCHASE PAYMENT ALLOCATION You may select up to (10) variable Investment
Option(s). Use whole percentages. The percentages must equal 100%.
The allocations you indicate below will become your allocations on all future payments until you notify us of a change.


____% USAZ AIM Basic Value
____% USAZ AIM Blue Chip
____% USAZ AIM Dent Demographic Trends
____% USAZ AIM International Equity
____% USAZ AllianceBernstein Growth and Income
____% USAZ AllianceBernstein Large Cap Growth
____% USAZ AllianceBernstein Technology
____% Davis VA Financial
____% Davis VA Value
____% Dreyfus IP Small Cap Stock Index
____% Dreyfus Stock Index
____% Franklin Global Communications Securities
____% Franklin Growth and Income Securities
____% Franklin High Income
____% Franklin Large Cap Growth Securities
____% Franklin Real Estate
____% Franklin Rising Dividends Securities
____% Franklin Small Cap
____% Franklin Small Cap Value Securities
____% Franklin U.S. Government
____% Franklin Zero Coupon -2005
____% Franklin Zero Coupon -2010
____% Mutual Discovery Securities
____% Mutual Shares Securities
____% Templeton Developing Markets Securities
____% USAZ Templeton Developed Markets
____% Jennison 20/20 Focus
____% SP Jennison International Growth
____% SP Strategic Partners Focused Growth
____% Oppenheimer Global Securities/VA
____% Oppenheimer High Income/VA
____% Oppenheimer Main Street Growth & Income/VA
____% USAZ Oppenheimer Emerging Growth
____% PIMCO VIT High Yield
____% PIMCO VIT Real Return
____% PIMCO VIT Total Return
____% USAZ PIMCO PEA Growth and Income
____% USAZ PIMCO PEA Renaissance
____% USAZ PIMCO PEA Value
____% USAZ PIMCO NFJ Small Cap Value
____% Seligman Small-Cap Value
____% USAZ Van Kampen Aggressive Growth
____% USAZ Van Kampen Comstock
____% USAZ Van Kampen Emerging Growth
____% USAZ Van Kampen Growth
____% USAZ Van Kampen Growth and Income
____% USAZ Van Kampen Global Franchise
____% Van Kampen Capital Preservation
____% USAZ Money Market

____TOTAL (Must equal 100%)

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13. STATEMENT OF APPLICANT By signing below, the Contract Owner understands that or agrees to the following:

The following states require applicants to acknowledge these fraud warning statements. Please read the statement for your state below.

ARIZONA: Upon your written request, we will provide you with factual information regarding the benefits and provisions of the Annuity Contract for which you are applying. If for any reason you are not satisfied with the Annuity Contract, you may return the Contract within 10 days after you receive it for a full refund of the Contract Value.
ARKANSAS, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, AND TENNESSEE: Any person who knowingly, and with intent to defraud any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, commits a fraudulent insurance act, which is a crime, may be subject to criminal prosecution and civil penalties. In ME and TN, additional penalties may include imprisonment, fines, or a denial of insurance benefits.
COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
DISTRICT OF COLUMBIA, PENNSYLVANIA AND VIRGINIA: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act(except VA), which is a crime and subjects such person to criminal and civil penalties. In DC and VA, additional penalties may include imprisonment and/or fines, or denial of insurance benefits.
FLORIDA: Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
MINNESOTA: This Contract is not protected by the Minnesota Life and Health Insurance Guarantee Association or the Minnesota Insurance Guarantee Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of this insurer will be available to pay the claim.
NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
VERMONT: I understand that this variable annuity is not a bank deposit; is not federally insured; is not endorsed by any bank or government agency; is not guaranteed and may be subject to loss of principal.

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet financial needs and goals. I UNDERSTAND THAT THE CONTRACT VALUE AND VARIABLE ANNUITY PAYMENTS MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE VARIABLE INVESTMENT OPTIONS, AND THAT NO MINIMUM CONTRACT VALUE OR VARIABLE ANNUITY PAYMENT IS GUARANTEED. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

    Contract Owner's signature               Joint Owner's signature
   (or Trustee, if applicable)              (or Trustee, if applicable)

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   Signed at (city and state)      Date signed   __Please send me a Statement
                                                     of Additional Information

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14.AGENT'S STATEMENT By signing below, the Registered Representative/Agent
                     Certifies to the following:

I am NASD registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Contract Owner(s) with the most current Prospectus; and to the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative Name(please print) Registered Representative Signature

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Broker Dealer Name   Authorized signature of Broker Dealer  Telephone Number
                     (if required)

  ------------------ -------------------------------------- -------------------
Representative's Florida Insurance License Number   Comm: (Please check one)

                                                     ___A ___B

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15.HOME OFFICE USE ONLY  (Do not use this area in WV and PA.)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Contract Owner(s); however, any material change must be accepted in writing by the Owner(s).

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For Regular Mail:Allianz Life-USAllianz Service Center c/o PNC Bank, Box 824240
   Philadelphia, PA  19182-4240
For Overnight Delivery:  Allianz Life-USAllianz Service Center, c/o PNC Bank,
   Box 4240, Route 38 and East Gate Drive, Moorestown, NJ    08057-4240
For further questions, please call the USAllianz Service Center at (800)624-0197

F40269 (05-03)